Exhibit 1.1

BANK OF MONTREAL

US$1,250,000,000

3.088% Subordinated Notes due 2037

(Non-Viability Contingent Capital (NVCC))

(Subordinated Indebtedness)

Underwriting Agreement

January 5, 2022

BMO Capital Markets Corp.

Goldman Sachs & Co. LLC

Morgan Stanley & Co. LLC

BNP Paribas Securities Corp.

HSBC Securities (USA) Inc.

as Representatives of the several Underwriters

named in Schedule III hereto

Ladies and Gentlemen:

Bank of Montreal, a Canadian chartered bank (the “Bank”), proposes, subject to the terms and conditions stated herein, to issue and sell to the several underwriters named in Schedule III hereto (individually, an “Underwriter” and collectively, the “Underwriters”), for whom BMO Capital Markets Corp., Goldman Sachs & Co. LLC, Morgan Stanley & Co. LLC, BNP Paribas Securities Corp. and HSBC Securities (USA) Inc. (the “Representatives”) are acting as representatives, US$1,250,000,000 aggregate principal amount of the Bank’s 3.088% Subordinated Notes due 2037 (Non-Viability Contingent Capital (NVCC)), (as described in Schedule I hereto) (the “Securities”), which automatically and immediately convert into common shares of the Bank (the “Conversion Shares”) upon the occurrence of a Trigger Event (as defined in the terms of the Securities).

The Securities will be issued under a subordinated debt securities indenture dated as of December 12, 2017 (the “Base Indenture”) between the Bank and Computershare Trust Company, N.A. as successor to Wells Fargo Bank, National Association, as trustee (the “Trustee”), as amended and supplemented by the fourth supplemental indenture to be dated as of January 10, 2022 (the “Fourth Supplemental Indenture” and together with the Base Indenture, the “Indenture”), between the Bank and the Trustee.

The Bank has filed with the Securities and Exchange Commission (the “Commission”) a registration statement (No. 333-237342) on Form F-3 for the registration under the Securities Act of 1933, as amended (the “Securities Act”), of, among other securities, the Securities and the Conversion Shares. Such registration statement, and any post-effective amendment thereto as of the date of this Agreement, excluding the exhibits thereto, but including all documents incorporated by reference in the prospectus included therein and the information, if any, deemed to be part of the registration statement pursuant to Rule 430B under the Securities Act, has been declared effective by the Commission. The prospectus filed as part of the registration statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement is hereinafter called the “Basic Prospectus”; the Basic Prospectus, as supplemented by the preliminary prospectus supplement dated

January 5, 2022 relating to the Securities filed with the Commission pursuant to Rule 424 under the Securities Act is hereinafter called the “Preliminary Prospectus”; the various parts of such registration statement, including all exhibits thereto but excluding Forms T-1 and including all documents incorporated by reference in the prospectus included therein and any prospectus supplement relating to the Securities that is filed with the Commission and deemed by virtue of Rule 430B under the Securities Act to be part of such registration statement, each as amended at the time such part of such registration statement became effective, are hereinafter collectively called the “Registration Statement”; the Basic Prospectus, as supplemented by the final prospectus supplement dated January 5, 2022 relating to the Securities in the form in which it will be filed, or transmitted for filing, with the Commission, is hereinafter called the “Prospectus”; any reference herein to the Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to the applicable form under the Securities Act, as of the date of such prospectus; any reference to any amendment or supplement to the Basic Prospectus, the Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus shall be deemed to refer to and include any documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated by reference therein, in each case, after the date of the Basic Prospectus, the Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus, as the case may be. The term “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433(h) under the Securities Act, of the Bank relating to the Securities. The term “Applicable Time” means 5:45 p.m. on January 5, 2022. The term “Pricing Disclosure Package” means the Preliminary Prospectus, together with any Issuer Free Writing Prospectus identified on Schedule II hereto.

1.       Representations and Warranties. The Bank represents and warrants to, and agrees with, each Underwriter that:

(a)       The Bank meets the requirements for use of Form F-3 under the Securities Act; the Registration Statement has been declared effective by the Commission and no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been initiated or threatened by the Commission;

(b)       (i) Each part of the Registration Statement, the Pricing Disclosure Package and the Prospectus conform and, as amended or supplemented as of the Closing Date (as defined below), will conform, in all material respects with the requirements of the Securities Act, the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”) and the rules and regulations of the Commission thereunder; (ii) each part of the Registration Statement, when such part became effective, and as of the date of this Agreement, did not contain and each such part, as amended or supplemented as of the Closing Date, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (iii) the Prospectus, on its date and as amended or supplemented as of the Closing Date, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that with respect to clauses (i) through (iii), the foregoing shall not apply to (A) statements in or omissions from any such document in reliance upon, and in conformity with, written information furnished to the Bank by the Representatives expressly for use in the preparation thereof, it being understood and agreed that the only such information furnished by any Representative consists of the information described as such in Section 7(b) hereof, or (B) those parts of the Registration Statement that constitute Statements of Eligibility (Forms T-1) under the Trust Indenture Act;

(c)       None of (i) the Pricing Disclosure Package as of the Applicable Time and (ii) any Issuer Free Writing Prospectus identified in Schedule II hereto or any electronic roadshow that is a written communication within the meaning of Rule 433 under the Securities Act made to investors by the

Bank in connection with the offering of the Securities (“Roadshow”), each taken together with the Pricing Disclosure Package, as of the Applicable Time, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; provided, however, that the representations and warranties in this Section 1(c) shall not apply to statements or omissions made in the Pricing Disclosure Package or any Issuer Free Writing Prospectus or Roadshow in reliance upon and in conformity with information furnished in writing to the Bank by the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Representative consists of the information described as such in Section 7(b) hereof; no Issuer Free Writing Prospectus conflicts with the information contained in the Registration Statement, the Pricing Disclosure Package or the Prospectus;

(d)       The documents incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, when they became effective or were filed with the Commission, or furnished to the Commission and expressly incorporated by reference, as the case may be, complied in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and any further documents so filed and incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, when such documents become effective or are filed, or furnished and expressly incorporated by reference, with the Commission, as the case may be, will comply in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder;

(e)       The Bank exists as a Schedule I bank under the Bank Act (Canada) (the “Bank Act”), and has the requisite corporate power and authority to own, lease and operate its properties, to authorize and issue securities as contemplated hereunder, and to conduct its business as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and is qualified to transact business, except to the extent that the failure to be so qualified would not have a Material Adverse Effect (as hereinafter defined);

(f)       The Bank is not an “ineligible issuer” in connection with the offering of Securities pursuant to Rule 164 under the Securities Act. Any Issuer Free Writing Prospectus that the Bank is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each Issuer Free Writing Prospectus that the Bank has filed or is required to file, pursuant to Rule 433(d) under the Securities Act complies or will comply, in all material respects, with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder;

(g)       Since the date of the latest audited financial statements included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus there has not been (i) any material change in the share capital (other than as occasioned by common shares of the Bank having been issued pursuant to the Bank’s employee stock purchase plans, equity incentive option plans or dividend reinvestment plans, as occasioned upon conversion of convertible securities, as occasioned by shares issued in exchange for subsidiary corporation shares or acquisitions, and other than repurchased under the Bank’s normal course issuer bid), or (ii) any material adverse change in or affecting the financial position, shareholders’ equity or results of operations of the Bank and its consolidated subsidiaries considered as an entirety, in each case, otherwise than as set forth or contemplated in the Registration Statement and the Pricing Disclosure Package (any such change described in clause (ii) is referred to as a “Material Adverse Change”);

(h)       This Agreement has been duly authorized, executed and delivered by the Bank;

(i)       All actions required to be taken by or on behalf of the Bank, including the passing of all requisite resolutions of its directors, have occurred so as to validly authorize, issue and sell the Securities and to validly authorize and reserve for issuance the Conversion Shares as contemplated by this Agreement, and duly, punctually and faithfully perform all the obligations to be performed by it under this Agreement.

(j)       Each of the Base Indenture and the Fourth Supplemental Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized by the Bank and, when executed and delivered by the Bank, and assuming the due authorization, execution and delivery thereof by the Trustee, will constitute a legal, valid and binding obligation of the Bank, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and the Indenture and the Securities will conform in all material respects to the descriptions thereof in the Pricing Disclosure Package;

(k)       The Securities have been duly authorized by the Bank and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will constitute legal, valid and binding obligations of the Bank, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and the Securities will be entitled to the benefits of the Indenture;

(l)       The Conversion Shares have been duly and validly authorized and reserved by the Bank, and, when issued upon conversion of the Securities in accordance with the terms of the Securities and the Indenture, will be fully paid and non-assessable, and the issuance of the Conversion Shares will not be subject to any preemptive right, right of first refusal or other similar rights to subscribe for purchase securities of the Bank; and the Conversion Shares will conform in all material respects to the description thereof contained in the Pricing Disclosure Package;

(m)       The execution and delivery by the Bank of this Agreement, the Indenture and the Securities, the issue and sale of the Securities, the authorization and issuance of the Conversion Shares and the compliance by the Bank with all of the provisions of the Securities, the Indenture and this Agreement, and the consummation of the transactions herein and therein contemplated, will not result in a violation or breach of any of the terms or provisions of, or constitute a default under, any material indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which the Bank is a party or by which the Bank is bound or to which any of the property or assets of the Bank is subject, or result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Bank or any of its properties, except, in each case, for such conflicts, breaches, defaults and violations that would not have a material adverse effect on the business, financial position, shareholders’ equity or results of operations of the Bank and its subsidiaries considered as an entirety (a “Material Adverse Effect”) or affect the validity of the Securities, nor will such action result in any material violation of the provisions of the Bank Act or a violation of the by-laws of the Bank; and no consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required by the Bank for the solicitation of offers to purchase Securities, the issue and sale of the Securities, the authorization and issuance of the Conversion Shares or the consummation by the Bank of the other transactions contemplated by this Agreement or the Indenture, except (i) to the extent that the failure to obtain or make such consents, approvals, authorizations, orders, registrations or qualifications would not have a Material

Adverse Effect or affect the validity of the Securities, (ii) such consents, approvals, authorizations, orders, registrations or qualifications as have been, or will have been prior to the date of this Agreement, obtained under the Securities Act or the Trust Indenture Act and (iii) such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws (including insurance laws of any state relating to offers and sales of securities in such state);

(n)       There is no action, suit or proceeding pending or to the knowledge of the executive officers of the Bank threatened against the Bank or any of its subsidiaries, which has, or may reasonably be expected in the future to have, a Material Adverse Effect, except as set forth or contemplated in the Registration Statement, the Pricing Disclosure Package and the Prospectus;

(o)       The Bank is not, and after giving effect to the offer and sales of the Securities and application of the proceeds thereof as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, will not be required to register as an “investment company” under the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder;

(p)       KPMG LLP, auditor of the financial statements incorporated by reference into the Registration Statement, the Pricing Disclosure Package and the Prospectus, was an independent registered public accounting firm for the period covered by such auditor’s opinion with respect to such financial statements within the meaning of the Securities Act and the regulations thereunder and the applicable Canadian securities laws;

(q)       The Bank’s consolidated financial statements included or incorporated by reference in the Registration Statement, the Prospectus and the Pricing Disclosure Package, together with the related schedules and notes comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly, in all material respects, the consolidated financial position, results of operations and changes in financial position of the Bank and its subsidiaries on the basis stated therein at the respective dates or for the respective periods to which they apply, and such statements and related schedules and notes have been prepared in accordance with International Financial Reporting Standards consistently applied throughout the periods involved, except as may be disclosed therein;

(r)       Neither the Bank nor any of its subsidiaries or affiliates, nor any director, officer, or employee, nor, to the Bank’s knowledge, any agent or representative of the Bank or of any of its subsidiaries or affiliates, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; and the Bank and its subsidiaries and affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein;

(s)       The operations of the Bank and its subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including, to the extent applicable, those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Bank and its subsidiaries conduct business, the rules and regulations thereunder and any applicable related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Bank or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the executive officers of the Bank, threatened; and

(t)       (i) The Bank represents that neither the Bank nor any of its subsidiaries (collectively, the “Entity”) nor, to the knowledge of the Entity, any director, officer, employee, agent, affiliate or representative of the Entity, is an individual or entity (“Person”) that is, or is majority owned or controlled by a Person that is:

 (A) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control, the Canadian Government, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor

 (B) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Crimea, Cuba, Iran, North Korea, Sudan and Syria).

(ii) The Bank represents and covenants that it will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person in any manner that, to the knowledge of the Entity, will result in a violation of applicable Sanctions in the jurisdiction in which such activity is carried out by such Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

2.       Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Bank agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Bank, at the purchase price by the Underwriters set forth in Schedule III hereto, the amount of the Securities set forth opposite such Underwriter’s name in Schedule III hereto.

3.       Delivery and Payment. Delivery of and payment for the Securities shall be made on the date and at the time specified in Schedule III hereto or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Bank or as provided in Section 10 hereof. The time and date of such payment are herein referred to as the “Time of Delivery” and such date, the “Closing Date.” Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Bank by wire transfer payable in same-day funds to an account specified by the Bank. Delivery of the Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

4.       Agreements. The Bank covenants and agrees with each Underwriter as follows:

(a)       (i) To prepare the Prospectus in a form approved by the Underwriters (such approval not to be unreasonably withheld or delayed) and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement; (ii) to make no amendment or supplement (other than an amendment or supplement as a result of filings by the Bank under the Exchange Act and other than the filing of prospectuses, preliminary prospectuses, preliminary prospectus supplements, free-writing prospectuses and other documents pursuant to Rule 424(b) or Rule 433 under the Securities Act relating to securities other than the Securities purchased by the Underwriters) to the Registration Statement, the Pricing Disclosure Package or the Prospectus prior to the Time of Delivery without having afforded the Representatives a reasonable opportunity to review such amendment or supplement; (iii) to prepare an Issuer Free Writing Prospectus that is a final term sheet relating to the Securities in the form set forth in Schedule II hereto, and to file such term sheet pursuant to Rule 433(d) under the Securities Act within the time required by such rule; (iv) to file promptly all other material required to be filed by the Bank with the Commission pursuant to Rule 433(d) under the Securities Act; (v) to file promptly all reports and any definitive proxy or information statements required to be filed by the Bank with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities, and during such same period to advise the Underwriters, promptly after it receives notice thereof, (1) of the time when any amendment to the Registration Statement has been filed or becomes effective with the Commission (other than an amendment or supplement as a result of filings by the Bank under the Exchange Act and other than the filing of prospectuses, preliminary prospectuses, preliminary prospectus supplements, free-writing prospectuses and other documents pursuant to Rule 424(b) or Rule 433 under the Securities Act relating to securities other than the Securities purchased by the Underwriters) or any supplement to the Prospectus or the Pricing Disclosure Package has been filed with the Commission or, (2) of the issuance by the Commission or any Canadian securities authorities of any stop order or of any order preventing or suspending the use of the Registration Statement, the Pricing Disclosure Package or the Prospectus, (3) of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or (4) of any request by the Commission or any Canadian securities authorities to amend or supplement the Registration Statement, the Pricing Disclosure Package, or the Prospectus or for additional information; and (vi) in the event of the issuance of any such stop order or of any such order preventing or suspending the use of the Registration Statement, the Pricing Disclosure Package, or the Prospectus or suspending any such qualification, to use promptly its commercially reasonable efforts to obtain its withdrawal;

(b)       That if, at any time prior to the filing of the Prospectus pursuant to Rule 424(b), any event occurs as a result of which the Pricing Disclosure Package as then amended and supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, the Bank will (i) notify promptly the Representatives so that any use of the Pricing Disclosure Package may cease until it is amended or supplemented; and (ii) amend or supplement the Pricing Disclosure Package to correct such statement or omission and supply any amendment or supplement to the Underwriters in such quantities as they may reasonably request (including without limitation by preparing and furnishing to the Underwriters the Prospectus);

(c)       To furnish the Underwriters with copies of the Registration Statement and each amendment thereto, the Preliminary Prospectus and the Prospectus, in the form in which it is filed with, or transmitted for filing to, the Commission pursuant to Rule 424 under the Securities Act, in such quantities as the Representatives may reasonably request from time to time; and, if the delivery of the Prospectus is required at any time within 90 days after sale of the Securities and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when the Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act, the Exchange Act or the Trust

Indenture Act, to notify the Representatives as promptly as practicable; and if the Bank shall decide to amend or supplement the Registration Statement or the Prospectus as then amended or supplemented, to so advise the Representatives promptly by telephone (with confirmation in writing) and to prepare and cause to be filed promptly with the Commission an amendment or supplement to the Registration Statement or the Prospectus as then amended or supplemented that will correct such statement or omission or effect such compliance; provided, however, that if during such same period an Underwriter continues to own Securities purchased from the Bank which such Underwriter proposes to sell, upon the reasonable request of the Representatives, the Bank shall promptly prepare and file with the Commission such an amendment or supplement, the expense of such preparation and filing to be borne by the Bank if such amendment or supplement occurs within 90 days of the date of the Prospectus and if after such 90-day period, by the Underwriters;

(d)        That, unless it has or shall have obtained the prior written consent of the Representatives, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Bank with the Commission or retained by the Bank under Rule 433; provided that such prior written consent shall be deemed to have been given in respect of the Issuer Free Writing Prospectuses included in Schedule II hereto and any Roadshow. Any such free writing prospectus consented to by the Representatives or the Bank is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Bank agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping;

(e)        That, during the period beginning on the date hereof and continuing to and including the Closing Date, the Bank will not, without the prior consent (such consent not to be unreasonably withheld or delayed) of the Representatives, offer, sell, contract to sell or otherwise dispose of, directly or indirectly, any securities of the Bank that are substantially similar to the Securities;

(f)        To consider any request by the Representatives to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request;

(g)        To use its commercially reasonable efforts to list, within 30 days from the Closing Date, subject to notice of issuance if applicable, the Conversion Shares on the Toronto Stock Exchange (the “TSX”) and the New York Stock Exchange (the “NYSE”). The Bank will use its commercially reasonable efforts to maintain the listing of the Conversion Shares on the TSX and the NYSE;

(h)        At all times, to reserve and keep available, free of preemptive rights, enough common shares of the Bank for the purpose of enabling the Bank to satisfy its obligations to issue the Conversion Shares upon conversion of the Securities;

(i)        Not to take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Bank to facilitate the sale or resale of the Securities; and

(j)        To pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Bank’s counsel and accountants in connection with the registration of the Securities and the Conversion Shares under the Securities Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, the Preliminary Prospectus, the Prospectus and any Issuer Free Writing Prospectus and all other amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters; (ii) the cost of printing, word-processing or reproducing this Agreement, the Registration Statement, any Preliminary Prospectus, the Prospectus, the Pricing Disclosure Package, any Issuer Free Writing Prospectus, any Blue Sky and legal investment memoranda and any other documents in connection with the offering, purchase, sale and delivery of the Securities and the Conversion Shares; (iii) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 4(f) hereof, including fees and disbursements of the Bank’s counsel and reasonable fees and disbursements of the Underwriters’ counsel in connection with such qualification and in connection with the Blue Sky and legal investment surveys and all filing fees incurred in connection with the review and qualification of the offering of the Securities by the Financial Industry Regulatory Authority and any filing fees payable to the Canadian securities authorities in connection with the filing of all required exempt distribution reports, and the legal fees relating to the preparation and filing of such reports; (iv) any fees charged by security rating services for rating the Securities; (v) all fees and expenses in connection with listing the Conversion Shares on applicable stock exchanges; (vi) the cost of preparing the Securities; (vii) the fees and expenses of the Trustee and any agent of the Trustee and the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities (viii) any advertising expenses connected with the solicitation of offers to purchase and the sale of Securities so long as such advertising expenses have been pre-approved by the Bank; (ix) the costs and expenses of the Bank relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Securities, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Bank, travel and lodging expenses of the representatives and officers of the Bank and any such consultants, and the cost of any aircraft chartered in connection with the road show; (x) the cost and charges of any transfer agent or registrar; (xi) all reasonable costs and expenses related to the transfer and delivery of the Securities to the Underwriters, including any transfer or other similar taxes payable thereon; and (xii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section 4. It is understood, however, that except as provided in this Section 4 and Section 7 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel.

5.       Offering by the Underwriters.

(a)        It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Prospectus and this Agreement;

(b)        Each Underwriter severally represents and agrees with the Bank that, unless it has or shall have obtained the prior written consent of the Bank, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Bank with the Commission or retained by the Bank under Rule 433; provided that such prior written consent shall be deemed to have been given in respect of the Permitted Free Writing Prospectus and any Roadshow;

(c)        Each Underwriter severally represents and agrees with the Bank that any offer or sale of the Securities purchased by it hereunder in Canada or to any resident of Canada shall be effected on a private placement basis in accordance with applicable exemptions under the applicable securities laws in the relevant jurisdiction, including any requirement that such Underwriter represent and agree that

(A) it has not offered, sold, distributed or delivered, and that such Underwriter will not offer, sell, distribute or deliver, any Securities purchased by it hereunder, directly or indirectly in Canada or to any person that is resident in any province or territory of Canada for the purposes of securities laws applicable therein (including any corporation or other entity organized under the laws of any jurisdiction in Canada), except pursuant to an available exemption from the prospectus requirements and registration requirements of, or otherwise in compliance with, the securities laws applicable in any of the provinces or territories of Canada; and (B) it will not distribute or deliver the Prospectus or Prospectus Supplement or any other offering material relating to Securities purchased by it hereunder, in Canada in contravention of the securities laws or regulations of any province or territory of Canada;

(d)        Each Underwriter severally represents and agrees with the Bank that it will comply with or observe any restrictions or limitations set forth in the Prospectus as amended or supplemented on persons to whom, or the jurisdictions or manner in which, the Securities may be offered, sold, resold or delivered; and

(e)        Each Underwriter severally represents and agrees with the Bank that will promptly advise the Bank upon the completion of the distribution of the offering of the Securities.

6.       Conditions to the Obligations of the Underwriters. The several obligations of the Underwriters to purchase the Securities hereunder shall be subject to the condition that all representations and warranties and other statements of the Bank herein are true and correct at and as of the Closing Date and the Time of Delivery, to the condition that the Bank shall have performed all of its obligations hereunder theretofore in each case to be performed, and to the following additional conditions:

(a)        The Prospectus, and any supplement thereto, shall have been filed in the manner and within the time period required by Rule 424(b); and any other material required to be filed by the Bank pursuant to Rule 433(d) under the Securities Act shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433;

(b)        No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission or, to the knowledge of the executive officers of the Bank, shall be contemplated by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of the Representatives;

(c)        The Underwriters shall have received, upon request of the Representatives, from Shearman & Sterling LLP, United States counsel to the Underwriters, such opinion and letter, dated the Closing Date, with respect to matters related to the Registration Statement, the Pricing Disclosure Package and the Prospectus and such other matters as the Underwriters may request in their reasonable judgment, and the Bank shall have furnished to such counsel such documents as such counsel requests in its reasonable judgment for the purpose of enabling such counsel to pass upon such matters;

(d)        The Underwriters shall have received an opinion and letter of Sullivan & Cromwell LLP, United States counsel for the Bank, or other counsel satisfactory to the Representatives in their reasonable judgment, dated the Closing Date, to the effect set forth in Annex I hereto;

(e)        The Underwriters shall have received an opinion of Osler, Hoskin & Harcourt LLP, Canadian counsel for the Bank, or other counsel satisfactory to the Representatives in their reasonable judgment, dated the Closing Date, to the effect set forth in Annex II hereto;

(f)        KPMG LLP, the independent registered public accounting firm which audited the financial statements of the Bank and its subsidiaries included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, shall have furnished to the Underwriters, on the date of this Agreement and at the Closing Date, letters, (which may refer to letters previously delivered to the Underwriters), dated respectively as of the date of this Agreement and as of the Closing Date (with a “cut-off” date no more than two business days prior to the date of such letter), in form and substance satisfactory to the Underwriters, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus;

(g)        The Bank shall have furnished or caused to be furnished to the Underwriters a certificate of any Vice Chairman, any Executive or Senior Vice President, any Executive Managing Director, any Vice President, any Head, Capital Management or any principal financial or accounting officer of the Bank, dated the Closing Date, in which such officer, in his or her capacity as such, to the best of his or her knowledge after reasonable investigation, shall state that (i) the representations and warranties of the Bank contained in Section 1 hereof are true and correct, as of the Closing Date, (ii) the Bank has complied with all agreements and satisfied all conditions on its part to be performed or satisfied under this Agreement at or prior to the Closing Date, (iii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are threatened by the Commission, and (iv) since the respective dates as of which information is given in the Pricing Disclosure Package and the Prospectus (exclusive of any amendments or supplements thereto made subsequent to the date hereof), there has not been any Material Adverse Change, otherwise than as set forth or contemplated in the Pricing Disclosure Package and the Prospectus (exclusive of any amendments or supplements thereto made subsequent to the date hereof);

(h)        Subsequent to the date of this Agreement or, if earlier, the dates as of which information is given in the Pricing Disclosure Package and the Prospectus, there shall not have been any Material Adverse Change, except as set forth in or contemplated in the Prospectus (exclusive of any amendment or supplement thereto made subsequent to the date hereof) and the Pricing Disclosure Package the effect of which, is, in the reasonable judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the purchase and public offering of the Securities on the terms and in the manner contemplated in the Prospectus (exclusive of any amendment or supplement thereto made subsequent to the date hereof) and the Pricing Disclosure Package; and

(i)        The Underwriters shall have received such other opinions, certificates and documents as may be reasonably requested by them and agreed by the Bank prior to the date of this Agreement.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives when and as required to be delivered, this Agreement and all obligations of the Underwriters to purchase the Securities hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Bank in writing or by telephone or facsimile confirmed in writing.

7.       Indemnification and Contribution. (a) The Bank will indemnify and hold harmless each Underwriter, and each person, if any, who controls any of the Underwriters within the meaning of the Securities Act, against any losses (other than loss of profits), claims, damages or liabilities, joint or several, to which such Underwriter or such controlling person may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus, each as amended or supplemented, or any Issuer Free Writing Prospectus, including the Roadshow, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse such Underwriter and such controlling person for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such action or claim, as incurred; provided, however, that the Bank will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus, each as amended or supplemented, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Bank by such Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.

(b)        Each Underwriter, severally and not jointly, will indemnify and hold harmless the Bank and each person, if any, who controls the Bank within the meaning of the Securities Act, against any losses, claims, damages or liabilities to which the Bank or such controlling person may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus, each as amended or supplemented, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus, each as amended or supplemented, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Bank by such Underwriter through the Representatives expressly for use therein; and will reimburse the Bank for any legal or other expenses reasonably incurred by the Bank or such controlling person in connection with investigating or defending any such action or claim, as incurred. The Bank acknowledges and agrees that the information set forth under “Supplemental Plan of Distribution (Conflicts of Interest)” beginning on page S-42 of the Preliminary Prospectus in the first and second sentences of the third paragraph thereon with respect to the selling concession and reallowance to certain dealers, in the sixth paragraph thereon with respect to stabilization of market prices and in the third and fourth sentences of the seventh paragraph thereon with respect to market making activities of the Underwriters has been provided by the Underwriters to the Bank for use in the Preliminary Prospectus and the Prospectus and constitutes the only information furnished in writing by or on behalf of the several Underwriters for inclusion in the Preliminary Prospectus, the Pricing Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus.

(c)        Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; provided, however, that the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would, in the judgment of counsel, be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties. Such firm shall be designated in writing by the Underwriters in the case of parties indemnified pursuant to Section 7(a) hereof and by the Bank in the case of parties indemnified pursuant to Section 7(b) hereof. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party (which such consent shall not be unreasonably conditioned, delayed or withheld), effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is an actual or potential party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes (x) no admission of culpability of such indemnified party and (y) an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(d)        If the indemnification provided for in this Section 7 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses (other than loss of profits), claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Bank on the one hand and each Underwriter on the other from the sale of the Securities to which such loss, claim, damage or liability (or action in respect thereof) relates. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Bank on the one hand and each Underwriter on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Bank on the one hand and each Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the sale of the Securities (before deducting expenses) received by the Bank bear to the total discounts and commissions received by such Underwriter in respect thereof. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading relates to information supplied by the Bank on the one hand or by any Underwriter on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Bank and each Underwriter agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), an Underwriter shall not be required to contribute any amount in excess of the amount by which the total discounts and commissions received by it exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) or found to be grossly negligent by a court of competent jurisdiction shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e)        The obligations of the Bank under this Section 7 shall be in addition to any liability which the Bank may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Securities Act; and the obligations of each Underwriter under this Section 7 shall be in addition to any liability which such Underwriter may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Bank and to each person, if any, who controls the Bank within the meaning of the Securities Act.

8.       Representations and Indemnities to Survive. The respective indemnities, agreements, representations, warranties and other statements by any Underwriter and the Bank or its officers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation or statement as to the results thereof made by or on behalf of any Underwriter or the Bank or any of its officers or directors or any controlling person, and will survive the delivery of and payment for the Securities.

9.       Termination. The Representatives may terminate this Agreement by notice given to the Bank, prior to delivery and payment for the Securities, if at any time after the execution and delivery of this Agreement and prior to such payment and delivery: (i) there shall have occurred any suspension or material limitation in trading in securities generally on the New York Stock Exchange or the Toronto Stock Exchange if the effect of any such event, in the reasonable judgment of the Representatives, makes it impracticable or inadvisable to proceed with the purchase and public offering by the Underwriters of the Securities; (ii) a general moratorium on commercial banking activities in New York is declared by either Federal or New York State authorities or in Toronto is declared either by federal or provincial authorities; (iii) there shall have occurred any outbreak or escalation of hostilities or any calamity or crisis involving the United States or Canada or there shall have been any declaration by the United States or Canada of a national emergency or war, other than any such outbreak, escalation or declaration arising out of or relating to the United States’ war on terrorism that does not represent a significant departure from the conditions that exist on the date of this Agreement; (iv) trading is suspended in the Bank’s securities on the New York Stock Exchange or the Toronto Stock Exchange; (v) there shall have occurred any downgrading, or the Bank shall have received any written notice of any intended downgrading, in the rating accorded the Bank’s debt by Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation, S&P Global Ratings, a division of S&P Global Inc., Fitch Ratings, a division of The Fitch Group, or DBRS Limited and DBRS, Inc., or any such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, the ratings accorded the Bank’s debt; or (vi) there shall have occurred any material disruption in securities settlement, payment or clearance services in the United States or Canada, if, in the case of clauses (iii) and (vi), the effect of such an event in the reasonable judgment of the Representatives, is to make it impracticable or inadvisable to proceed with the purchase and public offering of the Securities by the Underwriters, on the terms and in the manner contemplated in the Pricing Disclosure Package, as amended or supplemented.

10.         Default by an Underwriter. If, on the Closing Date, any one or more of the Underwriters shall fail or refuse to purchase Securities that it has or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of the Securities to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the principal amount of Securities set forth opposite their respective names in Schedule III bears to the aggregate principal amount of Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Representatives may specify, to purchase the Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the principal amount of Securities that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 10 by an amount in excess of one-ninth of such principal amount of Securities without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Securities and the aggregate principal amount of Securities with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Securities to be purchased on such date, and arrangements satisfactory to the Representatives and the Bank for the purchase of such Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Bank. In any such case either the Representatives or the Bank shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, the Pricing Disclosure Package or the Prospectus, as amended or supplemented, if applicable, or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

11.        Notices. Except as otherwise specifically provided herein, all statements, requests, notices and advices hereunder shall be in writing, or by telephone if promptly confirmed in writing, and if to the Representatives, shall be sufficient in all respects when delivered or sent by facsimile transmission or registered mail as set forth in Annex III hereto under such Representative’s name, and if to the Bank shall be sufficient in all respects when delivered or sent by registered mail to Bank of Montreal, 100 King Street West, 1 First Canadian Place, 10th Floor, Toronto, Ontario, Canada M5X 1A1, Facsimile Transmission: (416) 867-7193, Attention: Senior Vice President and Treasurer, with a copy to Osler, Hoskin & Harcourt LLP, 100 King Street West, Suite 6600, Toronto, Ontario, Canada M5X 1B8, Facsimile Transmission: (416) 862-6666, Attention: Rick Fullerton.

12.        Successors. This Agreement shall be binding upon, and inure solely to the benefit of, each Underwriter and the Bank, and to the extent provided in Section 7 and Section 8 hereof, the officers and directors of the Bank and any person who controls any Underwriter or the Bank and an affiliate of an Underwriter, and their respective personal representatives, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities through or from any Underwriter hereunder shall be deemed a successor or assign by reason of such purchase.

13.        No fiduciary duty. The Bank acknowledges and agrees that (i) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Bank, on the one hand, and the Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Bank, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Bank with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Bank on other matters) or any other obligation to the Bank except the obligations expressly set forth in this Agreement, (iv) the Underwriters may have interests that differ from the interests of the Bank and (v) the Bank has consulted its own legal and financial advisors to the extent it deemed appropriate. The Bank agrees that it will not claim that the Underwriters, or any of them, have rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Bank, in connection with such transaction or the process leading thereto.

14.        Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Bank and the Underwriters, or any of them, with respect to the subject matter hereof.

15.        Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

16.        Submission to jurisdiction; authorized agent. The Bank irrevocably (i) agrees that any legal suit, action or proceeding against the Bank brought by any Underwriter or by any person who controls any Underwriter arising out of or based upon this Agreement may be instituted in any state or federal court in The City of New York (a “New York Court”), (ii) waives, to the fullest extent it may effectively do so, any objection that it may now or hereafter have to the laying of venue of any such proceeding, and (iii) submits to the jurisdiction of such courts in any such suit, action or proceeding. The Bank irrevocably waives any immunity to jurisdiction to which it may otherwise be entitled or become entitled (including immunity to pre-judgment attachment, post-judgment attachment and execution) in any legal suit, action or proceeding against it arising out of or based on this Agreement or the transactions contemplated hereby and thereby that is instituted in any New York Court. The Bank has appointed BMO Capital Markets Corp., 3 Times Square, 28th Floor, New York, New York 10036 (Attention: Legal Department), as its authorized agent (the “Authorized Agent”) upon which process may be served in any such action arising out of or based on this Agreement that may be instituted in any New York Court by any Underwriter or by any person who controls any Underwriter, expressly consents to the jurisdiction of any such court in respect of any such action, and waives any other requirements of or objections to personal jurisdiction with respect thereto. The Bank represents and warrants that the Authorized Agent has agreed to act as such agent for service of process and agrees to take any and all action, including the filing of any and all documents and instruments, which may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent and written notice of such service to the Bank shall be deemed, in every respect, effective service of process upon the Bank. Notwithstanding the foregoing, neither the Bank’s appointment of the Authorized Agent as its agent for service of process nor its consent to the jurisdiction of any New York Court and waiver of any defenses or objections thereto provided in this Section 16 shall apply to any legal action, suit or proceeding arising out of or based upon United States federal securities laws.

17.        Waiver of Jury Trial. The Bank and each Underwriter hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

18.        Judgment currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be the rate at which, in accordance with normal banking procedures, the relevant Underwriters could purchase United States dollars with such other currency in The City of New York on the Business Day preceding that on which final judgment is given. The obligation of the Bank with respect to any sum due from it to any Underwriter or any person controlling any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first Business Day following receipt by such Underwriter or controlling person of any sum in such other currency, and only to the extent that such Underwriter or controlling person may in accordance with normal banking procedures purchase United States dollars with such other currency. If the United States dollars so purchased are less than the sum originally due to such Underwriter or controlling person hereunder, the Bank agrees as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter or controlling person against such loss. If the United States dollars so purchased are greater than the sum originally due to such Underwriter or controlling person hereunder, such Underwriter or controlling person agrees to pay to the Bank an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter or controlling person hereunder.

19.        Definitions. As used herein, “Business Day” shall mean any day other than a day when the Commission’s office in Washington, D.C. is not open for business or banking institutions are authorized or obligated by law or executive order to close in The City of New York, New York or Toronto, Ontario.

20.        Counterparts. This Agreement may be executed by any one or more of the parties hereto and thereto in any number of counterparts, each of which shall be deemed to be an original, but all of such respective counterparts shall together constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or other electronic transmission (i.e., a “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart thereof.

21.        Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

22.        USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Bank, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

23.        U.S. Special Resolution Regime. In the event that any Underwriter that is a Covered Entity (as defined below) becomes subject to a proceeding under a U.S. Special Resolution Regime (as defined below), the transfer from such Underwriter of this Underwriting Agreement, and any interest and obligation in or under this Underwriting Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Underwriting Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

In the event that any Underwriter is a Covered Entity or a BHC Act Affiliate (as defined below) of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights (as defined below) under this Underwriting Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Underwriting Agreement were governed by the laws of the United States or a state of the United States.

For purposes of the prior two paragraphs:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i)	a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)	a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)	a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

If the foregoing is in accordance with your understanding, please sign and return to us five counterparts hereof, whereupon this letter and the acceptance by each of you thereof shall constitute a binding agreement between the Bank and each of you in accordance with its terms.

Very truly yours,

BANK OF MONTREAL

By:	/s/ Caroline Dufaux
Name: Caroline Dufaux
Title: Global Head, Capital Management and Funding

[Signature Page to Underwriting Agreement]

The foregoing Agreement is hereby

confirmed and accepted as of the

date first above written.

BMO CAPITAL MARKETS CORP.

By:	/s/ Zain Leela
Name: Zain Leela
Title: Director

GOLDMAN SACHS & CO. LLC

By:	/s/ Ali Malik
Name: Ali Malik
Title: Managing Director

MORGAN STANLEY & CO. LLC

By:	/s/ Yurij Slyz
Name: Yurij Slyz
Title: Executive Director

BNP PARIBAS SECURITIES CORP.

By:	/s/ Lestocq Orman
Name: Lestocq Orman
Title: Director, Debt Capital Markets

HSBC SECURITIES (USA) INC.

By:	/s/ Edward Schweitzer
Name: Edward Schweitzer
Title: Head of US FIG DCM

For themselves and the other

several Underwriters named in

Schedule II to the foregoing

Agreement

[Signature Page to Underwriting Agreement]

Schedule I

January 5, 2022

Pricing Term Sheet

Bank of Montreal

US$1,250,000,000

3.088% Subordinated Notes due 2037

(Non-Viability Contingent Capital (NVCC))

(Subordinated Indebtedness)

Issuer:	Bank of Montreal (the “Bank”)

Issue:	3.088% Subordinated Notes due 2037 (Non-Viability Contingent Capital (NVCC)) (the “Notes”)

Expected Ratings*:	[intentionally omitted]

Format:	SEC Registered

Status and Subordination:

The Notes will be the Bank’s direct unsecured obligations constituting subordinated indebtedness for the purpose of the Bank Act (Canada) (the “Bank Act”) and, if the Bank becomes insolvent or is wound-up (prior to the occurrence of a Trigger Event (as defined below)), will rank pari passu with all other Subordinated Indebtedness (as defined in the Prospectus) of the Bank from time to time outstanding, except Indebtedness (as defined in the Prospectus) that by its terms is subordinated to such Subordinated Indebtedness.

The Notes will not constitute savings accounts, deposits or other obligations that are insured by the United States Federal Deposit Insurance Corporation, the Deposit Insurance Fund or any other governmental agency or under the Canada Deposit Insurance Corporation Act (Canada), the Bank Act or any other deposit insurance regime designed to ensure the payment of all or a portion of a deposit upon the insolvency of the deposit taking financial institution.

Principal Amount:	US$1,250,000,000

Price to Public:	100.000%, plus accrued interest, if any, from January 10, 2022

Underwriting Commission:	0.450% per Note

SCHEDULE I-1

Net Proceeds to the Bank after Underwriting Commission and Before Expenses:	US$1,244,375,000

Trade Date:	January 5, 2022

Issue Date:	January 10, 2022; (T+3)

Maturity Date:	January 10, 2037

Reset Date:	January 10, 2032

Interest Rate:

Subject to any redemption prior to the Maturity Date, the Notes will bear interest (i) from and including the Issue Date to, but excluding, the Reset Date, at a rate of 3.088% per annum and (ii) from and including the Reset Date to, but excluding, the Maturity Date at a rate per annum equal to the applicable 5- Year Treasury Rate plus 1.40%. For purposes of the foregoing:

“5-Year Treasury Rate” means the average of the yields on actively traded U.S. Treasury securities adjusted to constant maturity, for five-year maturities, for the five business days appearing (or, if fewer than five business days appear, such number of business days appearing) under the caption “Treasury Constant Maturities” in the most recently published statistical release designated H.15 Daily Update or any successor publication which is published by the Federal Reserve Board, as determined by the calculation agent in its sole discretion. If no calculation is provided as described above, then the calculation agent, after consulting such sources as it deems comparable to any of the foregoing calculations, or any such source as it deems reasonable from which to estimate the five-year treasury rate, will determine the 5-Year Treasury Rate in its sole discretion, provided that if the calculation agent determines there is an industry-accepted successor five-year treasury rate, then the calculation agent will use such successor rate. If the calculation agent has determined a substitute or successor base rate in accordance with the foregoing, the calculation agent in its sole discretion may determine the business day convention, the definition of business day and the reset rate determination date to be used and any other relevant methodology for calculating such substitute or successor base rate, including any adjustment factor needed to make such substitute or successor base rate comparable to the five-year treasury rate, in a manner that is consistent with industry accepted practices for such substitute or successor base rate.

SCHEDULE I-2

The 5-Year Treasury Rate will be determined by the calculation agent on the third business day immediately preceding the Reset Date.

The interest rate on the Notes will in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general application. In no event will the interest rate on the Notes be less than zero.

Interest Payment Dates:	Semi-annually on January 10 and July 10 of each year, beginning on July 10, 2022. Interest will accrue from January 10, 2022.

Benchmark Treasury:	1.375% UST due November 15, 2031

Benchmark Treasury Yield:	1.688%

Re-Offer Spread to Benchmark Treasury:	T + 140 basis points

Re-Offer Yield:	3.088%

Day Count / Business Day Convention:	30/360; following, unadjusted

NVCC Automatic Conversion:

Upon the occurrence of a Trigger Event, each outstanding Note will automatically and immediately be converted, on a full and permanent basis, without the consent of the holders thereof, and as of the start of business on the date on which the Trigger Event occurs, into a number of fully-paid, non-assessable and freely tradable common shares of the Bank (the “Common Shares”) determined by dividing (a) the product of the Multiplier and the Note Value, by (b) the Conversion Price (an “NVCC Automatic Conversion”). For the purposes of the foregoing:

“Conversion Price” means, in respect of each Note, the greater of (i) the Floor Price, and (ii) the Current Market Price.

“Current Market Price” means the volume weighted average trading price of the Common Shares on the Toronto Stock Exchange (the “TSX”) or, if not then listed on the TSX, on another exchange or market chosen by the board of directors of the Bank on which the Common Shares are then traded, for the 10 consecutive trading days ending on the trading day immediately prior to the date on which the Trigger Event occurs, converted (if not denominated in U.S. dollars) into U.S. dollars at the Prevailing Rate on the day immediately prior to the date on which the Trigger Event occurs. If no such trading prices

SCHEDULE I-3

are available, the “Current Market Price” will be the Floor Price.

“Floor Price” means the U.S. dollar equivalent of $5.00 converted into U.S. dollars at the Prevailing Rate on the day immediately prior to the date on which the Trigger Event occurs, subject to adjustment in the event of (i) the issuance of Common Shares or securities exchangeable for or convertible into Common Shares to all holders of Common Shares as a stock dividend, (ii) the subdivision, redivision or change of the Common Shares into a greater number of Common Shares, or (iii) the reduction, combination or consolidation of the Common Shares into a lesser number of Common Shares. The adjustment will be calculated to the nearest one-tenth of one cent provided that no adjustment of the Floor Price will be required unless such adjustment would require an increase or decrease of at least 1% of the Floor Price then in effect; provided, however, that in such case any adjustment that would otherwise be required to be made will be carried forward and will be made at the time of and together with the next subsequent adjustment which, together with any adjustments so carried forward, will amount to at least 1% of the Floor Price.

“Multiplier” means 1.5.

“Note Value” means, in respect of each Note, the principal amount of such Note plus any accrued and unpaid interest on such Note to, but excluding, the date of the Trigger Event.

“Prevailing Rate” means, in respect of any currencies on any day, the spot rate of exchange between the relevant currencies prevailing as at or about 12:00 noon (New York time) on that date as appearing on or derived from the Relevant Page or, if such a rate cannot be determined at such time, the rate prevailing as at or about 12:00 noon (New York time) on the immediately preceding day on which such rate can be so determined or, if such rate cannot be so determined by reference to the Relevant Page, the rate determined in such other manner as an Independent Financial Adviser (as defined in the Prospectus) shall consider in good faith appropriate.

“Relevant Page” means the relevant page on Bloomberg (or such other information service provider) that displays the relevant information.

Trigger Event:	Trigger Event has the meaning set out in the Office of the Superintendent of Financial Institutions Canada (“OSFI”), Guideline for Capital Adequacy Requirements (CAR),

SCHEDULE I-4

Chapter 2 – Definition of Capital, effective November 2018, as such term may be amended or superseded by OSFI from time to time, which term currently provides that each of the following constitutes a Trigger Event:

●   the Superintendent publicly announces that the Bank has been advised, in writing, that the Superintendent is of the opinion that the Bank has ceased, or is about to cease, to be viable and that, after the conversion of the Notes and all other contingent instruments issued by the Bank and taking into account any other factors or circumstances that are considered relevant or appropriate, it is reasonably likely that the viability of the Bank will be restored or maintained; or

●   a federal or provincial government in Canada publicly announces that the Bank has accepted or agreed to accept a capital injection, or equivalent support, from the federal government or any provincial government or political subdivision or agent or agency thereof without which the Bank would have been determined by the Superintendent to be non-viable.

Optional Redemption:	The Bank may, at its option, with the prior written approval of the Superintendent of Financial Institutions Canada (the “Superintendent”), redeem the Notes, in whole but not in part, (i) at any time within 90 days following a Regulatory Event Date (as defined in the Prospectus), (ii) at any time following the occurrence of a Tax Event (as defined in the Prospectus) or (iii) on the Reset Date, in each case at a redemption price equal to 100% of the principal amount thereof, plus any accrued and unpaid interest to, but excluding, the date fixed for redemption.

Events of Default:	An event of default will occur only if the Bank becomes insolvent or bankrupt or subject to the provisions of the Winding-up and Restructuring Act (Canada), or if the Bank goes into liquidation either voluntarily or under an order of a court of competent jurisdiction, passes a resolution for the winding-up, liquidation or dissolution of the Bank or otherwise acknowledges its insolvency. Neither the failure to make a payment on the Notes when due (including any interest payment) nor an NVCC Automatic Conversion upon the occurrence of a Trigger Event will constitute an Event of Default.

Common Share Corporate Event:	In the event of a capital reorganization, consolidation, merger or amalgamation of the Bank or comparable transaction affecting the Common Shares, the Bank will take necessary action to ensure that holders of Notes

SCHEDULE I-5

receive, pursuant to an NVCC Automatic Conversion, the number of Common Shares or other securities that such holders would have received if the NVCC Automatic Conversion occurred immediately prior to the record date for such event.

Prohibited Owners:	Upon an NVCC Automatic Conversion, the Bank reserves the right not to deliver some or all, as applicable, of the Common Shares issuable thereupon to any Ineligible Person (as defined in the Prospectus) or any person who, by virtue of the operation of the NVCC Automatic Conversion, would become a Significant Shareholder (as defined in the Prospectus) through the acquisition of Common Shares.

Use of Proceeds:	The net proceeds will be contributed to the general funds of the Bank and will qualify as Tier 2 capital of the Bank for regulatory purposes.

Joint Book-Running Managers:	BMO Capital Markets Corp. Goldman Sachs & Co. LLC Morgan Stanley & Co. LLC BNP Paribas Securities Corp. HSBC Securities (USA) Inc.

Co-Managers:

BofA Securities, Inc.

Citigroup Global Markets Inc.

Desjardins Securities Inc.

J.P. Morgan Securities LLC

Mischler Financial Group, Inc.

National Bank of Canada Financial Inc.

Nomura Securities International, Inc.

Samuel A. Ramirez & Company, Inc.

UBS Securities LLC

Wells Fargo Securities, LLC

Form and Denomination:	The Notes will be issued in the form of one or more fully registered global notes registered in the name of the nominee of The Depository Trust Company. The Notes will be issued only in minimum denominations of US$1,000 and integral multiples of US$1,000 in excess thereof.

CUSIP / ISIN:	06368D H72 / US06368DH723

* A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade their Notes more than two business days prior to the settlement date will be required, by virtue of the fact that the Notes

SCHEDULE I-6

initially will settle in three business days (T+3), to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement.

Certain of the underwriters may not be U.S. registered broker-dealers and accordingly will not effect any sales within the United States except in compliance with applicable U.S. laws and regulations, including the rules of the Financial Industry Regulatory Authority (“FINRA”).

The Bank has filed a registration statement (File No. 333-237342) (including a base shelf prospectus dated April 20, 2020) and a preliminary prospectus supplement dated January 5, 2022 (including the base shelf prospectus, the “Prospectus”) with the U.S. Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the Prospectus and the documents incorporated therein by reference that the Bank has filed with the SEC for more complete information about the Bank and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternately, the Bank, any underwriter or any dealer participating in the offering will arrange to send you the Prospectus if you request it by calling BMO Capital Markets Corp. toll-free at 1-866-864-7760, Goldman Sachs & Co. LLC toll-free at 1-866-471-2526, Morgan Stanley & Co. LLC toll-free at 1-866-718-1649, BNP Paribas Securities Corp. toll-free at 1-800-854-5674 or HSBC Securities (USA) Inc. toll-free at 1-866-811-8049.

SCHEDULE I-7

Schedule II

(a)	Issuer Free Writing Prospectuses:

Term Sheet in the form set forth in Schedule I of this Agreement.

(b)	Additional Information in Pricing Disclosure Package:

None.

SCHEDULE II-1

Schedule III

Underwriter	Aggregate Principal Amount of Securities
BMO Capital Markets Corp.	US$375,000,000
Goldman Sachs & Co. LLC	212,500,000
Morgan Stanley & Co. LLC	212,500,000
BNP Paribas Securities Corp.	162,500,000
HSBC Securities (USA) Inc.	162,500,000
BofA Securities, Inc.	12,500,000
Citigroup Global Markets Inc.	12,500,000
Desjardins Securities Inc.	12,500,000
J.P. Morgan Securities LLC	12,500,000
Mischler Financial Group, Inc.	12,500,000
National Bank of Canada Financial Inc.	12,500,000
Nomura Securities International, Inc.	12,500,000
Samuel A. Ramirez & Company, Inc.	12,500,000
UBS Securities LLC	12,500,000
Wells Fargo Securities, LLC	12,500,000

Total	US$1,250,000,000

Price to Public: 100.000%, plus accrued interest, if any, from January 10, 2022

Purchase Price by the Underwriters: 99.550% of the principal amount of the Securities, plus accrued interest, if any, from January 10, 2022 (representing a purchase price equal to the Price to Public, less a commission payable to the Underwriters of 0.450% of the principal amount of the Securities).

Closing Date, Time and Location: January 10, 2022 at 9:00 a.m. (New York City time) at Shearman & Sterling LLP, Commerce Court West, 199 Bay Street, Toronto, Ontario M5L 1E8.

SCHEDULE III-1

ANNEX I

Form of Opinion of Sullivan & Cromwell LLP

ANNEX I

ANNEX I-1

Form of Letter of Sullivan & Cromwell LLP

ANNEX I

ANNEX I-2

ANNEX II

Form of Opinion of Osler, Hoskin & Harcourt LLP

ANNEX II

ANNEX II-1

ANNEX III

Underwriters

Name:	Contact Information:
BMO Capital Markets Corp.	151 West 42nd Street, 32nd Floor, New York, New York 10036 Attention: Legal Department
Goldman Sachs & Co. LLC	200 West Street New York, NY 10282 Attention: Registration Department
Morgan Stanley & Co. LLC	Morgan Stanley & Co. LLC 1585 Broadway, 29th Floor New York, NY 10036 Attention: Investment Banking Division
BNP Paribas Securities Corp.	787 Seventh Avenue New York, New York, 10019
HSBC Securities (USA) Inc.	452 Fifth Avenue New York, New York 10018 Attention: Transaction Management Group

ANNEX III-1